EXHIBIT 5




                                             August 26, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:  Griffon Corporation
           Registration Statement on Form S-8
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Gentlemen:

      Reference is made to the filing by Griffon Corporation (the "Corporation") of a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 1,000,000 shares of the Corporation's Common Stock, $.25 par value per share ("Common Stock") in connection with the Corporation's 1998 Stock Option Plan (the "1998 Plan"), 500,000 shares of Common Stock in connection with the Corporation's Senior Management Incentive Compensation Plan (the "Incentive Plan") and 1,350,000 shares of the Corporation's Common Stock in connection with the Corporation's 1998 Employee & Director Stock Option Plan, as amended (the "Employee & Director Plan").

      As counsel for the Corporation, we have examined its corporate records, including its Certificate of Incorporation, as amended, By-Laws, its corporate minutes, the form of its Common Stock certificate, the 1998 Plan, the Incentive Plan, the Employee & Director Plan and such other documents as we have deemed necessary or relevant under the circumstances.

      Based upon our examination, we are of the opinion that:

     1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

     2. There have been reserved for issuance by the Board of Directors of the Corporation 1,000,000 shares of its Common Stock under the 1998 Plan. The shares of the Corporation's Common Stock, when issued pursuant to the 1998 Plan, will be validly authorized, legally issued, fully paid and non-assessable.

     3. There have been reserved for issuance by the Board of Directors of the Corporation 500,000 shares of its Common Stock under the Incentive Plan. The
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shares of the Corporation's  Common Stock, when issued pursuant to the Incentive
Plan, will be validly authorized, legally issued, fully paid and non-assessable.

     4. There have been reserved for issuance by the Board of Directors of the Corporation 1,350,000 shares of its Common Stock under the Employee & Director Plan. The shares of the Corporation's Common Stock, when issued pursuant to the Employee & Director Plan, will be validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel to the Corporation, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Very truly yours,

                                   /s/ Blau, Kramer, Wactlar & Lieberman, P.C.

                                   BLAU, KRAMER, WACTLAR &
                                          LIEBERMAN, P. C.